Exhibit 99.1

NASDAQ: INM

Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Share Consolidation to Meet Nasdaq Listing Criteria

Vancouver, BC – August 23, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, today announces, pursuant to a directors’ resolution, InMed will be consolidating all of its issued and outstanding share capital on the basis of one (1) post- consolidation share for each twenty five (25) pre-consolidation common shares of the Company (the “Consolidation”) in order to regain compliance with all of Nasdaq’s continued listing requirements.

The Consolidation will result in the number of issued and outstanding common shares of the Company being reduced from 18,014,937 to approximately 720,597 common shares on a non-diluted basis and each shareholder will hold the same percentage of common shares outstanding immediately after the Consolidation as such shareholder held immediately prior to the Consolidation.

The exercise price and number of common shares of the Company issuable upon the exercise of outstanding stock options, warrants or other convertible securities will be proportionately adjusted to reflect the Consolidation in accordance with the terms of such securities. No fractional shares will be issued as a result of the Consolidation. Per the requirements of the Business Corporations Act (British Columbia), under which the Company is regulated, if fractional shares are to be converted into whole shares, each fractional share remaining after the completion of the Consolidation that is less than half of a share must be cancelled and each fractional share that is at least half of a share must be rounded up to one whole share.

The Company’s common shares will begin trading on a split-adjusted basis on the Nasdaq Capital Market commencing at the market open, September 7, 2022. The Company’s trading symbol “INM” will remain unchanged, while the common shares will begin trading with a new CUSIP number of 457637601 and a new ISIN number of CA4576376012.

Registered shareholders holding physical share certificates will receive by mail a letter of transmittal advising of the Consolidation and containing instructions. Holders of common shares of the Company who hold uncertificated common shares (i.e., common shares held in book-entry form and not represented by a physical share certificate), either as registered holders or beneficial owners, will have their existing book-entry account(s) electronically adjusted by the Company’s transfer agent or, for beneficial shareholders, by their brokerage firms, banks, trusts or other nominees that hold in “street name” for their benefit. Such holders do not need to take any additional actions to exchange their pre-Consolidation common shares for post-Consolidation common shares.

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President,

Investor Relations & Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: regaining compliance with Nasdaq listing requirements; completion of the proposed Consolidation and its effect on the common shares of the Company; receipt by shareholders of documents relating to the Consolidation; being a global leader in the research, development, manufacturing and commercialization of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.